There are two ways to vote your Proxy
COMPANY # CONTROL #

VOTE BY INTERNET - http://www.eproxy.com/srch/

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until [ ] on ___, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

Your Internet vote authorizes the Named Proxies to vote your share in the same manner as if you marked, signed and returned your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it before the special meeting in the postage-paid envelope we've provided or return it to US SEARCH.com Inc., c/o Shareowner Services, P. O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

1.
To approve the merger and the Agreement and Plan of Merger
dated December 13, 2002 by and among The First American
Corporation, US SEARCH.com Inc., First Advantage
Corporation and Stockholm Seven Merger Corp.
	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY RECEIVED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

SIGNATURE(S) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ò Please fold here ò

SPECIAL MEETING OF STOCKHOLDERS

____________, 2003

8:00 a.m.

US SEARCH.com Inc.

5401 Beethoven Street

Los Angeles, CA 90066

5401 Beethoven Street

Los Angeles, CA 90066	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on _______, 2003.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing this proxy, you revoke all prior proxies and appoint Brent N. Cohen and Jeffrey R. Watts, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote your shares on the matters shown on the reverse side and any adjournments of the Special Meeting necessary to allow US SEARCH to conduct a stockholder vote on such matters (but not for the purpose of permitting further solicitation).

See reverse for voting instructions.